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                                                                    EXHIBIT 23.2

     This is the form of the consent which will be issued upon the effectiveness of the reverse common stock split discussed in Note B of Notes to Financial
Statements:

                                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 14, 1997

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion, in this registration statement on Form S-1 to
issue shares of Common Stock, of our report dated March   , 1997, on our audits
of the financial statements of Ascent Pediatrics, Inc. We also consent to the references to our firm under the captions "Selected Financial Data" and "Experts."

Boston, Massachusetts